                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               A.T. Cross Company
                (Name of Registrant as Specified In Its Charter)

                               A.T. Cross Company
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11:

   4) Proposed maximum aggregate value of transaction:

   Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 28, 1994

                   TO THE STOCKHOLDERS OF A.T. CROSS COMPANY:

     Notice is hereby given that the annual meeting of stockholders of A.T. Cross Company (the "Company") will be held on Thursday, April 28, 1994 at 10:00 a.m. at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865, for the following purposes:

     1. Fixing the number of directors at nine, of which three shall be Class A directors and six shall be Class B directors (by holders of Class A and Class B common stock voting together as a single class).

     2. Electing three Class A directors (by holders of Class A common stock only) and six Class B directors (by holders of Class B common stock only) to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

     3. Appointing independent public accountants to audit the Company's books and accounts for the year ending December 31, 1994 (by holders of Class B common stock only).

     4. Transacting such other and further business as may properly come before said meeting upon which the holders of Class A common stock or Class B common stock, respectively, are entitled to vote.

     The stock transfer books will not be closed. The close of business on February 28, 1994 has been fixed as the record date for determining stockholders entitled to vote at the annual meeting or any adjournment thereof, and only holders of record of Class A common stock or Class B common stock as of that time are entitled to receive notice of and to vote at said meeting or any adjournment thereof.

     A proxy statement is set forth on the following pages.

                                            By order of the Board of Directors

                                            Tina C. Benik
                                            Corporate Secretary

March 18, 1994

                               A.T. CROSS COMPANY

                                PROXY STATEMENT
                        FOR ANNUAL STOCKHOLDERS' MEETING
                                 APRIL 28, 1994

     This statement is furnished in connection with the accompanying proxy which is solicited by the Board of Directors of A.T. Cross Company (the "Company") from holders of Class A common stock of the Company for use at the annual meeting to be held April 28, 1994. Any shareholder giving a proxy may revoke the same prior to its exercise by giving notice in writing or in person to the Secretary. If not revoked, the committee named in the accompanying proxy will vote such proxy in the manner specified therein and, in the discretion of the committee, for or against any matter upon which holders of Class A common stock are entitled to vote which properly comes before the meeting and which has been omitted from the proxy and proxy statement. Where an opportunity to vote by ballot is afforded to holders of Class A common stock, the accompanying proxy will be voted in the manner specified in such ballot. The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees, or fiduciaries for forwarding proxies and proxy statements to their principals, will be borne by the Company. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Company, who will not receive additional compensation therefor. In addition, the Company has retained Georgeson & Co., New York, N.Y., to aid in the solicitation of proxies. The charges of such firm, estimated at $5,000, excluding expenses, will be paid by the Company. This proxy statement and the enclosed form of proxy are being first sent to stockholders on March 18, 1994.

     A copy of the Company's annual report for the year 1993 containing financial statements for the year ended December 31, 1993 is also enclosed, but is not to be considered a part of the proxy soliciting material.

     As of February 28, 1994, the Company had outstanding 15,130,545 shares of Class A common stock and 1,804,800 shares of Class B common stock. Only stockholders of record at the close of business on that date are entitled to vote at the annual meeting. Stockholders shall be entitled to one vote for each share held on the foregoing record date with respect to matters on which shares of that class are eligible to vote.

STOCKHOLDERS' PROPOSALS

     Any proposal of a stockholder intended to be presented at the next annual meeting of the Company, scheduled to be held April 27, 1995, must be received by the Company's Corporate Secretary not later than November 25, 1994 for inclusion in the proxy statement and form of proxy relating to that meeting.

VOTING RIGHTS

     Holders of Class A common stock have the right to elect one-third of the number of directors from time to time fixed by the holders of Class A and Class B common stock voting together as a single class; provided, however, that if the total number of directors is not evenly divisible by three, then the holders of Class A common stock have the right to elect that number of directors which is the nearest whole number when the total number of directors is divided by three. Holders of Class B common stock have the right to elect the remaining directors. It is proposed that the number of directors for the ensuing year be fixed at nine (see "ELECTION OF DIRECTORS"), and if this proposal is adopted, holders of Class A common stock will have the right to elect three directors.

     In addition, holders of Class A and Class B common stock vote together as a single class:

     a) For the reservation in the future of shares to be issued pursuant to options granted or to be granted to directors, officers or employees; and

     b) With respect to the acquisition of assets or shares of any other company if:

          (1) An officer, director or holder of ten percent or more of either Class A or Class B common stock has an interest in the transaction;

          (2) The transaction would, in the reasonable judgment of the Board of Directors, presently or potentially increase by nineteen and one-half percent or more the aggregate of the Class A or Class B common stock outstanding immediately prior to such transaction; or

          (3) The transaction would involve the issuance of any Class A or Class B common stock and in the reasonable judgment of the Board of Directors the value of the consideration furnished by the Company is nineteen and one-half percent or more of the aggregate market value of all Class A and Class B common stock outstanding immediately prior to such transaction.

     Notwithstanding the foregoing, if the consummation of any transaction described above would, with respect to either the Class A common stock or the Class B common stock, result in a change in the designations, preferences, limitations or relative rights of the shares of such class or have certain other effects as specified in the Company's articles, the holders of Class A and Class B common stock vote as separate classes on such transaction.

     Except as stated above or otherwise required by law, all voting power is vested in the holders of Class B common stock so long as any shares of Class B common stock are outstanding.

VOTING PROCEDURES

     The numbers of Class A and Class B directors will be fixed by vote of the holders of a majority of the Class A and Class B shares present at the annual meeting in person or represented by proxy, voting as a single class. The Class A directors will be elected in each case by vote of the holders of a majority of the Class A shares present or represented at the meeting, and the Class B directors will be similarly elected by the holders of a majority of the Class B shares.

     Shares represented by proxies which are marked "abstain" with respect to fixing the numbers of directors, "authority withheld" with respect to the election of any particular nominee for director, or to deny discretionary authority on any other matters will be counted as shares present and entitled to vote, and accordingly any such marking of a proxy will have the same effect as a vote against the proposal to which it relates.

     Under the rules of the American Stock Exchange, on which the Class A shares are listed, brokers who hold Class A shares in street name have the authority to vote such shares on certain items, including fixing the number of and electing directors, unless they have received instructions from the beneficial owners to the contrary, in which case the shares are to be voted or the votes relating thereto withheld, as directed by the beneficial owners. Such rules also provide that brokers may not vote shares held in street name on certain other matters without specific instructions from their customers. Shares subject to such "broker non-votes" will not be treated as shares entitled to vote on the matters to which they relate and therefore will be treated as not present at the meeting for those purposes, but otherwise will have no effect on the outcome of the voting on such matters. It is not presently anticipated that any matter which might be the subject of a "broker non-vote" will come before the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The stockholders listed below were beneficial owners of more than 5% of the outstanding Class A or Class B common stock of the Company at the close of business January 12, 1994 (except as otherwise indicated) and may be deemed to be "control persons" with respect to the Company.

- --------------------------------------------------------------------------------

 TITLE OF   NAME AND ADDRESS                       AMOUNT AND NATURE OF                             PERCENT
  CLASS   OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP                             OF CLASS
- --------------------------------------------------------------------------------------------------------------------
    A     Bradford R. Boss       1,871,420 (232,500 directly; 480,000 indirectly as                    12.4
          P.O. Box 722           co-trustee of W. Russell Boss, Jr. Trust A; 560,000
          Narragansett, RI       indirectly as co-trustee of W. Russell Boss, Jr. Trust
          02882                  B; 500,000 indirectly as co-trustee of W. Russell Boss,
                                 Jr. Trust C; 8 indirectly under the Company's Profit
                                 Sharing Plan; 95,186 indirectly (stock subject to
                                 options); and 3,726 indirectly, held by a minor child)
    B     Bradford R. Boss       1,804,800 (902,400 indirectly as co-trustee of W.                    100.0
                                 Russell Boss, Jr. Trust A; and 902,400 indirectly as
                                 co-trustee of
                                 W. Russell Boss, Jr. Trust B)
    A     Russell A. Boss        1,752,058 (86,694 directly; 560,000 indirectly as                     11.6
          29 Blackstone Avenue   co-trustee of W. Russell Boss, Jr. Trust B; 480,000
          Warwick, RI 02889      indirectly as co-trustee of W. Russell Boss, Jr. Trust
                                 A; 500,000 indirectly as co-trustee of W. Russell Boss,
                                 Jr. Trust C; 95,186 indirectly (stock subject to
                                 options); 19,000 indirectly, held by his wife; and
                                 11,178 indirectly, held by his children)
    B     Russell A. Boss        1,804,800 (902,400 indirectly as co-trustee of W.                    100.0
                                 Russell Boss, Jr. Trust B; and 902,400 indirectly as
                                 co-trustee of
                                 W. Russell Boss, Jr. Trust A)
    A     Edwin G. Torrance      480,000 indirectly as co-trustee of                                    3.2
          129 Nayatt Road        W. Russell Boss, Jr. Trust A
          Barrington, RI 02806
    B     Edwin G. Torrance      902,400 indirectly as co-trustee of                                   50.0
                                 W. Russell Boss, Jr. Trust A
    A     Noel M. Field, Jr.     560,300 (100 directly; 560,000 indirectly as co-trustee                3.7
          50 Sakonnet Point      of
            Road                 W. Russell Boss, Jr. Trust B; 200 as trustee for
          Little Compton, RI     children)
          02837
    B     Noel M. Field, Jr.     902,400 indirectly as co-trustee of                                   50.0
                                 W. Russell Boss, Jr. Trust B
    A     Fleet Financial        1,781,748 indirectly as agent and as trustee of various               11.8
          Group, Inc.            trusts (as of December 31, 1993)
          50 Kennedy Plaza
          Providence, RI 02903
    A     John Hancock           897,291 (through its indirect, wholly owned subsidiary)                5.9
          Mutual Life            (as of December 31, 1993)
          Insurance Company,
          through its
          indirect, wholly
          owned subsidiary NM
          Capital Management,
          Inc.
          John Hancock Place
          Post Office Box 111
          Boston, MA 02117

- --------------------------------------------------------------------------------

     Bradford R. Boss and Russell A. Boss are, together with Edwin G. Torrance, the co-trustees of Trust A referred to above; they are, together with Noel M. Field, Jr., the co-trustees of Trust B referred to above; and they are, together with Fleet National Bank, the co-trustees of Trust C referred to above. The co-trustees of each trust jointly exercise investment and voting powers with respect to the assets of the trust.

     The Class B shares held by Trusts A and B are convertible into Class A shares on a share-for-share basis. If the Class B shares were all converted into Class A shares, Bradford R. Boss and Russell A. Boss would be the beneficial owners of 21.7% and 21.0%, respectively, of the outstanding Class A shares.

     If the Class B shares held by Trust A were so converted, Edwin G. Torrance would be the beneficial owner of 8.6% of the outstanding Class A shares, and if the Class B shares held by Trust B were so converted, Noel M. Field, Jr. would be the beneficial owner of 9.1% of the outstanding Class A shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table reflects as of January 12, 1994 the beneficial ownership of shares of common stock of the Company by directors, nominees, and officers:

- -------------------------------------------------------------------------------------------------------
 TITLE OF                                               AMOUNT AND NATURE OF                   PERCENT
  CLASS     NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP                   OF CLASS
- -------------------------------------------------------------------------------------------------------
    A       Terrence Murray             2,000 directly; 3,102 indirectly(1)(2)                    *

    A       Jerry J. Burgdoerfer        200 directly; 28,318 indirectly(1)                        *

    A       Bradford R. Boss            (See information above under
                                        "SECURITY OWNERSHIP OF

    B       Bradford R. Boss            CERTAIN BENEFICIAL OWNERS")

    A       Russell A. Boss             (See information above under
                                        "SECURITY OWNERSHIP OF

    B       Russell A. Boss             CERTAIN BENEFICIAL OWNERS")

    A       Edward M. Watson            24,000 directly; 3,186 indirectly(1)                      *

    A       H. Frederick                3,116 indirectly(1)                                       *
            Krimendahl II

    A       John E. Buckley             19,650 directly; 97,086 indirectly(1)                     *

    A       Bernard V. Buonanno, Jr.    500 directly; 2,412 indirectly(1)                         *

    A       Thomas C. McDermott         None                                                      *

    A       James C. Tappan             1,000 directly                                            *

    A       Michael El-Hillow           200 directly; 30,334 indirectly(1)                        *

    A       Richard M. Feldt            100 directly; 23,834 indirectly(1)                        *

    A       All directors and           367,832 directly and 2,127,696 indirectly               16.5
            officers as a group         (including shares subject to options)
            (20 persons)

    B       All directors and           1,804,800                                              100.0
            officers as a group
            (3 persons)

(1) Shares subject to options
(2) Excludes shares held by Fleet Financial Group, Inc. in various fiduciary capacities.
* Less than 1%
- -------------------------------------------------------------------------------------------------------

                             ELECTION OF DIRECTORS

     It is proposed to fix the number of directors at nine, of which three will be designated "Class A Directors" and six will be designated "Class B
Directors". Proxies will be voted for the nominees set forth below unless authorization to do so is withheld. All nominees except Mr. Tappan are currently directors of the Company. Should any nominee become unavailable for any reason to accept nomination or election as a director, the persons named in the proxy will vote for the election of such other person or persons as management may recommend unless the stockholders vote to reduce the authorized number of directors. The terms of all directors will expire when their successors are duly elected at the annual meeting of stockholders scheduled to be held April 27, 1995. The following tables reflect information as of January 12, 1994.

                                                    CLASS A DIRECTORS

                                      PRINCIPAL OCCUPATION         DIRECTOR
        NOMINEE         AGE          DURING PAST FIVE YEARS          SINCE         OTHER DIRECTORSHIPS1
- ------------------------------------------------------------------------------------------------------------
Terrence Murray         54     Chairman, President and Chief Ex-      1982     Fleet Financial Group, Inc.;
                               ecutive Officer, Fleet Financial                Stop & Shop Companies, Inc.;
                               Group, Inc. (diversified financial              State Mutual Life Assurance
                               services corporation).2 3                       Co.
Thomas C. McDermott     57     President and Chief Operating Of-      1992     Goulds Pumps, Inc.;
                               ficer of Bausch & Lomb, Inc. (1986              Revere Copper Products, Inc.
                               to February 1993) and thereafter
                               President, TCM Associates, Inc.
                               (executive search consultants).2
James C. Tappan         58     Group Vice President and Director,       --     Columbian Mutual Life Insur-
                               General Foods Corporation (prior                ance; The Milnot Company
                               to June 1988); since June 1988,
                               President, Tappan Capital Partners
                               (equity investment firm).
- ------------------------------------------------------------------------------------------------------------


                               CLASS B DIRECTORS

                                    PRINCIPAL OCCUPATION           DIRECTOR
       NOMINEE        AGE          DURING PAST FIVE YEARS            SINCE          OTHER DIRECTORSHIPS1
- -------------------------------------------------------------------------------------------------------------
Bradford R. Boss      60     Chairman of the Board and, to April      1960      Fleet Financial Group, Inc.;
                             1993, Chief Executive Officer4 5 6                 Bausch & Lomb, Inc.
Russell A. Boss       55     President and, to April 1993, Chief      1962      Eastern Utilities Associates;
                             Operating Officer; thereafter                      Brown & Sharpe Manufacturing
                             President and Chief Executive                      Co.
                             Officer4 5 6 7
John E. Buckley       53     Executive Vice President to April        1980
                             1993; thereafter Executive Vice
                             President and Chief Operating
                             Officer.4 5

Bernard V. Buonanno,  56     Chairman (to 1989) and Director,         1986      Old Stone Corporation
  Jr.                        Old Fox, Inc., manufacturer of
                             fertilizers and other agricultural
                             products; counsel (1988-1990) and
                             thereafter partner, Edwards &
                             Angell, Providence, RI,
                             attorneys-at-law.7 8
Edward M. Watson      76     Partner, Hinckley, Allen & Snyder,       1960
                             Providence, RI, attorneys-at-law
                             and counsel for the Company
                             (retired December 1987).9
H. Frederick          65     Limited Partner (to March 1989),         1972
Krimendahl II                Goldman, Sachs & Co., New York, NY;
                             since March 1989: Limited Partner,
                             The Goldman Sachs Group L.P.;
                             Chairman (since March 1992) Petrus
                             Partners Ltd., New York, N.Y.2
- -------------------------------------------------------------------------------------------------------------

     The Board of Directors of the Company has no standing Nominating Committee.
During 1993, the Audit Committee held two meetings and the Salary Committee held two meetings.

     1 Includes only companies with a class of securities registered pursuant to
       Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934 and any company registered as an investment company under the Investment Company Act of 1940.

     2 Member of Audit Committee.

     3 The Company purchases gold and silver from and engages in other transactions with Fleet National Bank, a wholly-owned subsidiary of Fleet Financial Group, Inc., on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

     4 Member of Executive Committee.

     5 Member of Salary Committee. The Salary Committee sets general compensation guidelines for the Company and sets the salary for certain management employees.

     6 Bradford R. Boss and Russell A. Boss are brothers.

     7 Russell A. Boss and Bernard V. Buonanno, Jr. are cousins by marriage.

     8 Edwards & Angell performed legal services for the Company during 1993.

     9 Hinckley, Allen & Snyder performed legal services for the Company during 1993 and is expected to perform services for the Company in 1994.

                             DIRECTOR COMPENSATION

     Members of the Company's Board of Directors were compensated for their services during 1993 at the rate of $15,000 per annum, plus $900 for each Board meeting attended. During 1993, the Board of Directors held five meetings. In addition, members of the Audit Committee received $500 ($750 in the case of the Committee Chairman) for each Committee meeting attended.

     Directors also automatically participate in a non-qualified stock option plan under a formula fixing the number of shares which are the subject of annual option grants as the number derived by dividing, in each case, the compensation payable to a director for his service to the Company as a director during each calendar year by the closing market price for the Company's Class A common stock on the last trading day of such year. Options under the non-qualified plan are granted with exercise prices in each case 10% below the fair market value of the Company's Class A common stock on the date of grant.

                           REPORTS TO SHAREHOLDERS ON
                              COMPENSATION MATTERS

     The reports set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that A. T. Cross Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The compensation of the Chairman, President and Chief Executive Officer, and Executive Vice President and Chief Operating Officer of the Company is established annually by the members of the Board of Directors who are not employees of the Company (currently five directors). The compensation of the remaining executive officers of the Company is fixed by the named officers, with input from the Company's manager of compensation and benefits, who constitute the Salary Committee of the Board of Directors, pursuant to authority delegated to them by the Board.

     The elements of compensation for each executive officer consist of base pay, incentive bonus and stock option grants. In general, the decisions relating to the incorporation of the several elements into the compensation of each executive officer are based on three primary factors:

     -- The external competitiveness of the Company's pay levels with those of other manufacturing companies with similar revenues and scope of operations.

     -- The internal pay equity that exists among individual executives and other Company employees.

     -- The performance of the executive in meeting key strategic objectives or increasing shareholder value.

     The Company is privy to external compensation data through its participation in, and analysis of, periodic compensation surveys which report on salaries paid to other executives at companies of similar size. These companies, which include various manufacturing companies with sales volumes generally less than $500 million, are not represented in the peer group index used in the Performance Graph. The peer group index is limited by the low number of publicly traded fine writing instrument companies. The Company believes the larger sample size of the compensation surveys provides more meaningful comparisons. There are approximately 325 companies in the various survey groups. This number is subject to occasional change from year to year. The Company extrapolates the survey information using a combination of single and multiple regression analyses. Factors used in the regression analyses include, but are not limited to, corporate sales, Company assets, stockholders' equity, return on equity, Board membership, and years of service. In addition, the Company also utilizes the survey data to gauge its competitive position with other companies with respect to bonus and stock option grants.

     The Company also reviews its standing against other companies in a survey that compares a number of financial performance criteria. The survey ranks participating companies on one-and five-year returns on assets, equity and capital. It also ranks their one-year return on sales and common stock appreciation plus yield.

     The following is a more specific discussion of each compensation component:

BASE SALARY:

     The Company targets its base pay for the Chief Executive Officer and senior management at the 50th to 65th percentile of executive officers of manufacturing organizations of approximately the same size (less than $500 million in annual sales) and scope of operations as the Company. Based on survey data, the Company believes the base pay for its executives has been within this range for the last several years.

     Prior to 1992, base salary increases became effective on January 1 of each year. In 1992, the Company began to delay base salary increases for senior management. In 1993, these increases were delayed further to take effect on June 1, 1993.

     In May 1993, Chairman Bradford R. Boss's base salary was reduced by $100,000 to recognize his relinquishment of the Chief Executive Officer duties. Russell A. Boss was promoted to President and Chief Executive Officer and received a base pay increase of 3.6 percent in accordance with the surveys referred to above. John E. Buckley was pro-moted to Executive Vice President and Chief
Operating Officer. Mr. Buckley received an increase of 3.7 percent in base salary in accordance with the surveys referred to above. He and the remaining three highest paid executives received a weighted average increase in base salary of 6.2 percent as a group. The percentage increases of the group were slightly above the average base salary increases provided to similar level executives at comparable companies in 1993.

     It was the consensus of the Board that the resulting base pay rates fell within acceptable ranges at comparable companies.

BONUS:

     Bonus payments to executives are predicated largely on the success the Company has in meeting the incentive target ratio of pretax earnings, as adjusted, of the Writing Instruments Division to net sales of the Division. Under the plan in effect for 1993, the maximum bonus was payable if the maximum ratio target of twenty five percent pre-tax earnings was met. No bonus was payable unless the pretax earnings ratio of the Division was greater than 10 percent.

     For 1993 corporate performance, the earnings formula yielded no bonus accrual. As a result, Bradford R. Boss, Russell A. Boss, and John E.
Buckley received no additional compensation. At a meeting in December 1993, the Board authorized the allocation of approximately $350,000 of special incentive payments to 50 executive group managers and vice-presidents other than the Messrs. Boss and Buckley.

     The Company also analyzes its total cash compensation (base salary plus bonus) in relation to other similarly sized companies and targets the seventy fifth percentile as a competitive norm when the maximum pretax earnings ratio is achieved. Applying the most recent survey data available to the Company (April
1993), the total compensation for all executive officers as a group was well below the seventy fifth percentile for other companies included in the survey.

LONG-TERM INCENTIVES--STOCK OPTIONS:

     The Company's long-term incentive compensation takes the form of incentive and non-qualified stock option plans. The plans are intended to provide key officers and managers with an ownership position in the Company, while fostering a longer-term incentive to increase shareholder value. Options are granted at or near the prevailing market prices and will have significant value only if the market price for the Company's stock increases.

     Periodically, the Stock Option Committee administering the plans approves the granting of options to participants in the executive bonus plan, discussed above. The options granted to the Chief Executive Officer and other key employees are allocated primarily on the basis of performance and the bonus group to which the recipient is assigned. The Committee compares the market value of the shares covered by the grants to the market value of the shares covered by the grants made by other companies that provide stock options as part of their compensation packages. Comparisons are made for the Chief Executive Officer position specifically, as well as for other positions, with grant value reflected in each case as a percentage of base salary. The most recent comparison (using February 1993 grants) reflected the options granted to Russell
A. Boss, as Chief Executive Officer and to Bradford R. Boss, as Chief Executive Officer until April 1993, at the thirty second percentile, and the next four highest-paid executives as an average at the fifty fourth percentile.

     The foregoing reports are presented by the following:

          As to matters relating to cash compensation:

                                Bradford R. Boss
                                Russell A. Boss
                                John E. Buckley
                            Bernard V. Buonanno, Jr.
                           H. Frederick Krimendahl II
                              Thomas C. McDermott
                                Terrence Murray
                                Edward M. Watson

          As to matters relating to stock options:

                            Bernard V. Buonanno, Jr.
                                Terrence Murray
                                Edward M. Watson


                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the two individuals who served as Chief Executive Officer of the Company during portions of 1993 and the four other most highly compensated executive officers during 1993:

                                                 SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                        ANNUAL COMPENSATION            OTHER       -----------------
                                    --------------------------        ANNUAL       SECURITIES UNDER-     ALL OTHER
                                             SALARY      BONUS     COMPENSATION      LYING OPTIONS     COMPENSATION
   NAME & PRINCIPAL POSITION        YEAR       ($)        ($)         ($)(10)             (#)               ($)
   -------------------------        ----     ------      -----     ------------    -----------------   ------------
Russell A. Boss(1)                  1993    $ 357,292   $      0      $ 4,320            21,088           $25,872(4)
  President and                     1992      346,875    114,573        4,320               774            25,545
  Chief Executive Officer           1991      337,500    194,100        2,965            12,812            24,372

Bradford R. Boss(1)                 1993      283,333          0        2,775            21,088            26,213(5)
  Chairman                          1992      346,875    114,573        2,293               774            25,955
                                    1991      337,500    194,100        1,234            12,812            24,745

John E. Buckley                     1993      315,208          0        4,320            21,088            23,997(6)
  Executive Vice President          1992      305,125    100,783        4,222               774            24,800
  Chief Operating Officer           1991      295,000    169,600        3,368            16,812            23,700

Michael El-Hillow                   1993      148,750     35,700        3,600            39,000             4,497(7)
  Vice President, Finance           1992      137,500     50,500        3,600                 0             4,400
  Treasurer                         1991      130,000     59,900        3,600             8,000             4,200
  Chief Financial Officer

Richard M. Feldt(2)                 1993      148,750     35,700        3,600            39,000             4,497(8)
  Vice President, Operations        1992      138,750     29,700        3,600                 0             4,400
                                    1991       75,721     20,354        2,010             1,500                 0

Jerry J. Burgdoerfer(3)             1993      144,052          0        3,600             8,588            62,591(9)
  Vice President                    1992      178,000     45,000        3,600               774            24,800
  Corporate Marketing               1991       75,000     34,500           --            26,812            19,500
  (To October 1993)

- --------------------------------------------------------------------------------

(1) Russell A. Boss was appointed Chief Executive Officer in April 1993. Prior to April 1993, Bradford R. Boss served as Chairman and Chief Executive Officer.

(2)  Mr. Feldt was hired June 10, 1991.

(3) Jerry J. Burgdoerfer, who was hired in July 1991, served as Vice President, Corporate Marketing through October 1993. Since October 1993, Mr. Burgdoerfer has provided consulting services to the Company.

(4) Mr. Boss's All Other Compensation consisted of director fees ($19,500); 401(k) contributions ($4,497); and split dollar life insurance premiums ($1,875).

(5) Mr. Boss's All Other Compensation consisted of director fees ($19,500); 401(k) contributions ($4,497); and split dollar life insurance premiums ($2,216).

(6) Mr. Buckley's All Other Compensation consisted of director fees ($19,500); and 401(k) contributions ($4,497).

(7)  Mr. El-Hillow's All Other Compensation consisted of 401(k) contributions.

(8)  Mr. Feldt's All Other Compensation consisted of 401(k) contributions.

(9) Mr.Burgdoerfer's All Other Compensation consisted of 401(k) contributions ($4,497); consulting fees ($38,594); and director fees ($19,500).

(10) All amounts listed under Other Annual Compensation consist of tax reimbursement payments made to the named individuals relating to amounts paid to these individuals as car allowances.


                               PERFORMANCE GRAPH

     The following performance graph compares the market performance of the Company's Class A common stock to the American Stock Exchange Market Value Index and Peer Group Index over the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Class A common stock and each index was $100 at December 31, 1988 and that all dividends were reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET

      MEASUREMENT PERIOD          A.T. CROSS      PEER GROUP      AMEX MARKET
    (FISCAL YEAR COVERED)           COMPANY          INDEX           INDEX
1988                                    100.00          100.00          100.00
1989                                    106.30          118.02          127.52
1990                                     73.75           78.53          108.14
1991                                     82.87           99.76          133.19
1992                                     65.76          137.26          135.02
1993                                     54.77          126.87          160.41

     On a worldwide basis, A. T. Cross Company is the only major manufacturer of quality writing instruments that is not either privately held or part of a consolidated group. Therefore, relative performance data for the Company's primary competition is not readily available. The peer group included in this performance graph represents four publicly-traded companies (Bic Corp.; Hunt Manufacturing Company; Pentech International, Inc.; A.T. CROSS Company).based in the United States included in Standard Industrial Classification (SIC) Code 3951 "Pens, Mechanical Pencils and Parts."

                               PENSION PLAN TABLE

AVERAGE                           YEARS OF SERVICE
  PAY           15          20           25           30           35
- ------------------------------------------------------------------------
$ 25,000     $  6,000     $ 8,000     $ 10,000     $ 10,000     $ 10,000
  50,000       12,000      16,000       20,000       20,000       20,000
  75,000       18,000      24,000       30,000       30,000       30,000
 100,000       24,000      32,000       40,000       40,000       40,000
 150,000       36,000      48,000       60,000       60,000       60,000
 200,000       48,000      64,000       80,000       80,000       80,000
 300,000       72,000      96,000      120,000      120,000      120,000
 400,000       96,000     128,000      160,000      160,000      160,000
 500,000      120,000     160,000      200,000      200,000      200,000

- --------------------------------------------------------------------------------

     In each case, the indicated benefit will be reduced by the individual's social security credit.

     The Company maintains a non-contributory qualified retirement plan for the benefit of its employees, including the individuals named in the Summary Compensation Table. In addition, participants in the plan whose retirement benefits would exceed amounts permitted under the Internal Revenue Code participate in a non-qualified excess retirement plan which provides a supplemental unfunded benefit equal to the amount of any benefit that would have been payable under the qualified retirement plan but for certain limitations under the Internal Revenue Code. The benefits set forth in the Pension Plan Table reflect the aggregate of the benefits under both the qualified and non-qualified plans. The qualified plan and the non-qualified plan are collectively referred to as the "Plan".

     Covered compensation under the Plan includes base salary, cash bonuses, overtime pay, and amounts contributed by the employee to the A.T. Cross Savings Plan maintained by the Company under Section 401(k) of the Internal Revenue Code. All covered compensation of executive officers for 1993 is included in the Salary and Bonus columns of the Summary Compensation Table set forth above.

     As of December 31, 1993, each of the individuals named in the Summary Compensation Table was credited with ten years of service under the Plan with the exception of Jerry J. Burgdoerfer, who was credited with two years of service, and Michael El-Hillow and Richard M. Feldt, who were credited with three years of service.

     The amounts payable shown in the above Table are based on the following assumptions:

        (i) The individual shall have retired at the normal retirement age of 65,

        (ii) "Average pay" is the average of the covered compensation paid to such individual over the five consecutive years immediately preceding retirement, and

        (iii) Benefits are paid in the form of a straight-life annuity. Payment options for spousal benefits are available.

                                 STOCK OPTIONS

     The following tables set forth, as to the two individuals who served as Chief Executive Officer of the Company during portions of 1993 and the four most highly compensated other executive officers of the Company, information with respect to stock option grants in 1993 and year-end values of unexercised options. None of these executive officers exercised any options in 1993. The
Company does not grant any stock appreciation rights.

                                           OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF
                                                                                                           STOCK PRICE
                                                                                                       APPRECIATION FOR THE
                                                 INDIVIDUAL GRANTS                                         OPTION TERM
- ----------------------------------------------------------------------------------------------     ------------------------------
                       NUMBER     PERCENTAGE
                         OF        OF TOTAL                     MARKET
                     SECURITIES     OPTIONS                      PRICE
                     UNDERLYING   GRANTED TO     EXERCISE      PER SHARE
                      OPTIONS      EMPLOYEES       PRICE        ON DATE         EXPIRATION
       NAME           GRANTED       IN 1993     (PER SHARE)    OF GRANT           DATE(1)           0%         5%          10%
       ----          ----------   ----------    -----------    ---------        ----------          --         --          ---
Bradford R. Boss        15,000     3.01%         $ 17.6063     $ 19.5625    February 7, 2003     $ 29,344   $ 213,885   $ 497,008
                         5,000     1.00%         $ 19.5625     $ 19.5625    February 7, 2003     $      0   $  61,514   $ 155,888
                         1,088     0.22%         $ 11.7563     $ 13.0625    September 30, 2003   $  1,421   $  10,359   $  24,071

Russell A. Boss         15,000     3.01%         $ 17.6063     $ 19.5625    February 7, 2003     $ 29,344   $ 213,885   $ 497,008
                         5,000     1.00%         $ 19.5625     $ 19.5625    February 7, 2003     $      0   $  61,514   $ 155,888
                         1,088     0.22%         $ 11.7563     $ 13.0625    September 30, 2003   $  1,421   $  10,359   $  24,071

John E. Buckley         15,000     3.01%         $ 17.6063     $ 19.5625    February 7, 2003     $ 29,344   $ 213,885   $ 497,008
                         5,000     1.00%         $ 19.5625     $ 19.5625    February 7, 2003     $      0   $  61,514   $ 155,888
                         1,088     0.22%         $ 11.7563     $ 13.0625    September 30, 2003   $  1,421   $  10,359   $  24,071

Jerry J. Burgdoerfer     3,500     0.70%         $ 17.6063     $ 19.5625    February 7, 2003     $  6,847   $  49,907   $ 115,968
                         4,000     0.80%         $ 19.5625     $ 19.5625    February 7, 2003     $      0   $  49,211   $ 124,710
                         1,088     0.22%         $ 11.7563     $ 13.0625    September 30, 2003   $  1,421   $  10,359   $  24,071

Michael El-Hillow        6,000     1.21%         $ 17.6063     $ 19.5625    February 7, 2003     $ 11,738   $  85,554   $ 198,803
                         4,000     0.80%         $ 19.5625     $ 19.5625    February 7, 2003     $      0   $  49,211   $ 124,710
                         4,000     0.80%         $ 11.3813     $ 13.3125    August 17, 2003      $  7,725   $  41,214   $  92,592
                        25,000(2)  5.02%         $ 12.0938     $ 13.4375    October 20, 2003     $ 33,594   $ 244,863   $ 568,992

Richard M. Feldt         6,000     1.21%         $ 17.6063     $ 19.5625    February 7, 2003     $ 11,738   $  85,554   $ 198,803
                         4,000     0.80%         $ 19.5625     $ 19.5625    February 7, 2003     $      0   $  49,211   $ 124,710
                         4,000     0.80%         $ 11.3813     $ 13.3125    August 17, 2003      $  7,725   $  41,214   $  92,592
                        25,000(2)  5.02%         $ 12.0938     $ 13.4375    October 20, 2003     $ 33,594   $ 244,863   $ 568,992

- ---------------

(1) Subject to earlier termination in the event of termination of the grantee's employment.
(2) These options vest at 33.33% on January 1, 1994, 1995 and 1996.

                                          OPTION VALUES AT DECEMBER 31, 1993

                                              NUMBER OF SECURITIES
                                                   UNDERLYING                   VALUE OF UNEXERCISED
                                             UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                                DECEMBER 31, 1993                 DECEMBER 31, 1993
                                          -----------------------------     -----------------------------
                 NAME                     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                 ----                     -----------     -------------     -----------     -------------
Bradford R. Boss......................       95,186            1,088          $     0          $ 3,665
Russell A. Boss.......................       95,186            1,088                0            3,665
John E. Buckley.......................       97,086            1,088                0            3,665
Jerry J. Burgdoerfer..................       28,318            1,088                0            3,665
Michael El-Hillow.....................       22,000           25,000           14,975           75,780
Richard M. Feldt......................       15,500           25,000           14,975           75,780

                             COMPENSATION COMMITTEE
                             INTERLOCKS AND INSIDER
                                 PARTICIPATION

     The Board of Directors of the Company does not have a compensation committee denominated as such. As indicated under "Reports to Shareholders on Compensation Matters" at page 7, above, the compensation of Messrs. Bradford R. Boss, Russell A. Boss and John E. Buckley, all of whom are members of the Board of Directors of the Company, is fixed by the remaining directors, with the exception of Jerry J. Burgdoerfer, who served as Vice President, Corporate Marketing, of the Company to October 1993, and currently serves as a consultant to the Company. The compensation of the remaining executive officers of the Company is fixed by the Messrs. Boss and Mr. Buckley. Edward M. Watson, a director of the Company, served as Secretary of the Company from 1964 to 1991.

     Bradford R. Boss is a member of the compensation committees of the boards of directors of Fleet Financial Group, Inc. and Bausch & Lomb, Inc. Terrence Murray, a director of the Company, is Chairman and Chief Executive Officer of Fleet Financial Group, Inc., and Thomas C. McDermott, also a director of the Company, was President and Chief Operating Officer of Bausch & Lomb, Inc. through February 10, 1993.

RELATIONSHIP WITH INDEPENDENT
PUBLIC ACCOUNTANTS

     At the annual meeting, holders of Class B common stock will appoint the auditors to examine the financial statements of the Company and its subsidiaries for the year 1994. Ernst & Young have been nominated by the Board of Directors as such auditors. One or more representatives of the auditors plan to attend the annual meeting and will be afforded the opportunity to make a statement and answer questions.

     At least twice a year the Audit Committee reviews and approves the services that may be provided by Ernst & Young during the year, considers the effect that performing such services might have on audit independence, and approves guidelines under which management may engage Ernst & Young to perform non-audit services. It also reviews the services performed to see that they are consistent with its guidelines.

SECTION 16 COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Class A common stock ("Insiders"), to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes in ownership of such stock. Insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 1993 all
Section 16(a) filing requirements applicable to its Insiders were complied with, except for the following: David A. Rogers, an Insider during 1991, inadvertently failed to disclose in the appropriate Form 5 filed in 1993 the acquisition of 162 shares of Class A common stock pursuant to an election made in 1991 under the Company's Profit Sharing Plan.

OTHER MATTERS

     The Board of Directors and management know of no matter of business to be brought before the meeting which is not referred to above. However, if other business upon which holders of Class A common stock are entitled to vote shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy or any substitute to vote said proxy in accordance with their best judgment.

IMPORTANT

     NO MATTER HOW SMALL YOUR HOLDINGS, YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED, PREPAID ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                              Tina C. Benik
                              Corporate Secretary

Dated:  March 18, 1994

                                   CROSS(R)
                                  SINCE 1846

PROXY

A.T. CROSS COMPANY

The undersigned holder of Class A common stock of A.T. Cross Company does hereby constitute and Bradford R. Boss, Russell A. Edward M. Watson, or any one as attorneys and proxies of the undersigned, with full power of for, and in the name and undersigned to appear and vote all shares of Class A common stock of A.T. Cross Company held of record in the name of the undersigned at the annual meeting of A.T. Cross Company to be held at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865 on Thursday, April 28, 1994 at
10:00 A.M. and at any and all adjournments thereof as designated.


- -------------------------------------------------------------------------------
1.  NUMBER OF DIRECTORS:  FOR / / AGAINST  / / ABSTAIN
    fixing the number of Class A directors at three
    and Class B directors at six
- -------------------------------------------------------------------------------
2.  ELECTION OF CLASS A DIRECTORS:
    Terrence Murray          / / FOR       / / AUTHORITY WITHHELD
    James C. Tappan          / / FOR       / / AUTHORITY WITHHELD
    Thomas C. McDermott      / / FOR       / / AUTHORITY WITHHELD
- -------------------------------------------------------------------------------
3. OTHER BUSINESS: In their discretion, the proxies are authorized to vote upon such other business as may properly come before said meeting or any adjournment thereof upon which Class A common stockholders are entitled to vote. This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1 and 2. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. Please date, sign and mail promptly in the enclosed envelope. This proxy will not be used if you attend the meeting in person and so request.

                                                                          (over)




                                           Dated                            1994
                                           -------------------------------------

                                           Signature:
                                           -------------------------------------

                                           Signature:
                                           -------------------------------------




Important: Please sign exactly as your name or names appear above. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, give full title as such. Corporate stockholders sign with full corporate name by a duly authorized officer. If a partnership, sign in partnership name by authorized person.